SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

February 5, 2003

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

95-3732595
Delaware (State of Incorporation)	001-21287 (Commission File Number)	(IRS Employer Identification Number)

2381 Rosecrans Avenue

El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(310) 536-0908

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On February 20, 2003, Peerless Systems Corporation (the “Registrant”) announced the sale of the entirety of its equity holdings in Netreon, Inc. (“Netreon”) to Netreon for $1,000,000 in cash. Concurrently with the sale to Netreon, Computer Associates International, Inc. (“Computer Associates”) purchased substantially all of the assets of Netreon for an undisclosed amount in an all-cash transaction—which Computer Associates announced on February 5, 2003. The Registrant had initially acquired certain equity holdings of Netreon on January 29, 2002, upon the Registrant’s divestiture of Netreon to a group of investors.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of the Registrant dated February 20, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2003	By:	/s/ William R. Neil
William R. Neil Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

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